Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC Income Fund Announces CEO Succession Plan
Dwayne L. Hyzak to Remain Executive Chairman as Nicholas T. Meserve
Becomes CEO in the Fourth Quarter of 2026
HOUSTON – June 30, 2026 – MSC Income Fund, Inc. (NYSE: MSIF) (“MSC Income” or the
“Fund”) is pleased to announce that Dwayne L. Hyzak, who has served as its Chairman and Chief
Executive Officer (“CEO”) since October 2020, will transition the role and responsibility of MSC
Income’s CEO to Nicholas T. Meserve, with this transition presently planned to occur in the fourth quarter of 2026. Integral to this plan is the continuation of Mr. Hyzak as MSC Income’s Executive
Chairman. In this capacity, Mr. Hyzak will work closely with Mr. Meserve as CEO. This transition is part of the Fund’s board of directors’ long-term succession plan. Mr. Meserve currently serves as a
Managing Director of MSC Income and group head of its private credit investment team.
“Nick is uniquely qualified to assume the role as Chief Executive Officer of MSC Income Fund and, on behalf of our Board of Directors, I am very pleased to announce this planned transition,” Mr. Hyzak stated. “Nick has led the Fund’s private loan investment strategy since the inception of the Fund and has been involved in Main Street Capital Corporation’s private loan investment strategy and activities since 2012 when he joined the Main Street investment team. Over the last six years, Nick has been highly valuable to our organization as we have grown the Fund, taken it public in 2025 and focused its investment strategy on its private loan investment strategy.”
Mr. Meserve has served as a Managing Director of MSC Income since 2020. He also serves as a member of the investment committee of Main Street Capital Corporation (NYSE: MAIN) (“Main
Street”) and MSC Adviser I, LLC (the “Adviser”), a wholly owned subsidiary of Main Street and investment adviser and administrator of MSC Income. Mr. Meserve serves as group head of the
Fund’s private credit investment team, where he leads the team’s efforts in sourcing, originating and executing new investments for the Fund, as well as managing the Fund’s portfolio of private loan and middle market investments. Mr. Meserve also serves as a Managing Director on, and has management responsibility over, the private credit investment team of Main Street and the Adviser and is responsible for managing their portfolios of private loan and middle market investments. He previously served on MSC Income’s Board from 2016 until 2020. Prior to joining Main Street, Mr.
Meserve was at Highland Capital Management, LP, a large alternative credit manager, and certain of its affiliates, where he managed a portfolio of senior loans and high yield bonds across a diverse set of industries. Prior to Highland, he was a Credit Analyst at JP Morgan Chase & Co.
ABOUT MSC INCOME FUND, INC.
The Fund (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund.
The Fund’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors.
The Fund seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Fund also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Fund has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street utilizing the customized “one-stop” debt and equity financing solutions provided in Main Street’s lower middle market investment strategy. The Fund’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The
Fund’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MSC ADVISER I, LLC
The Adviser is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser serves as the investment adviser and administrator of the Fund in addition to several other advisory clients.
FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements, including but not limited to executive succession plans, which are based upon the Fund management’s current expectations and are inherently uncertain.  Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Fund’s control, and that the Fund may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance.  Actual performance, events and results could vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in the Fund’s filings with the U.S. Securities and Exchange Commission.  Such statements speak only as of the time when made and are based on information available to the Fund as of the date hereof and are qualified in their entirety by this cautionary statement.  The Fund assumes no obligation to revise or update any such statement now or in the future.